Exhibit 10


                             WATER SERVICE AGREEMENT

                                     BETWEEN

                             MIDDLESEX WATER COMPANY

                                       AND

                           ELIZABETHTOWN WATER COMPANY

         THIS AGREEMENT made this 28th  day of February, 2006,


BETWEEN


         ELIZABETHTOWN WATER COMPANY, a public utility and corporation organized under the laws of the State of New Jersey, with its principal office 131 Woodcrest Road, Cherry Hill, County of Camden, State of New Jersey,

                 hereinafter referred to as "ELIZABETHTOWN,"

AND

         MIDDLESEX WATER COMPANY, a public utility and corporation organized under the laws of the State of New Jersey, with its office 1500 Ronson Road, Iselin, Woodbridge Township, County of Middlesex, State of New Jersey,

                 hereinafter referred to as "MIDDLESEX,"



         WHEREAS, MIDDLESEX desires to obtain an additional supply of potable water for its use and for that of its customers; and

         WHEREAS, ELIZABETHTOWN has a Rate Schedule No. 8, "Service to Other Systems Under Contract," filed under authority of the New Jersey Board of Public Utilities, and MIDDLESEX desires to obtain a supply of water under that rate schedule and subject to its provisions, as may be amended and supplemented under approval of the New Jersey Board of Public Utilities; and

         WHEREAS, ELIZABETHTOWN and MIDDLESEX presently have an Agreement for water supply dated April 28, 1995 as extended by agreement dated December 21, 2005, and the parties desire to have this Agreement supersede the said extended Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, it is agreed by the parties hereto as follows:

         1. Effective upon the execution of this Agreement, ELIZABETHTOWN agrees to sell, deliver and transport to MIDDLESEX 3,000,000 gallons of potable water per day and MIDDLESEX agrees to accept and pay for a minimum daily quantity of water in the amount of 3,000,000 gallons per day (MGD) from the water sources and supplies of ELJZABETHTOWN at the rate set forth in Rate Schedule No. 8, "Service to Other Systems Under Contract," and subject to its provisions as they may be amended and supplemented under approval of the New Jersey Board of Public Utilities.

         If available in ELIZABETHTOWN's reasonable determination, ELIZABETHTOWN will allow MIDDLESEX to take, on an as needed basis, as much water as ELIZABETHTOWN is capable of providing without affecting the minimum daily quantity requirement.

         2. The initial obligation of both parties to perform in accordance with the terms and conditions of this contract shall begin upon the date of signing this contract and expire five (5) years from said date, provided that this agreement shall renew for additional five (5) year periods unless either party gives notice to the other no later than one (1) year before the end of the then current term.

         3. All water supplied to MIDDLESEX by ELIZABETHTOWN shall be metered by meters owned and maintained by ELIZABETHTOWN, at the existing meter station commonly known as Tingley Lane, and such other locations as may be agreed upon by the parties.

         4. Where the words "daily" is used in this Agreement, it shall refer to the 24-hour period between daily meter readings. Meter readings shall be taken daily when feasible, and if not, the meter readings shall be averaged over a weekly or monthly period to arrive at an average daily quantity of water delivered.

         5. In the event that the total daily quantity of water delivered by ELIZABETHTOWN exceeds 3,000,000 gallons per day, such excess quantity of water shall be paid for at the rate set forth in Rate Schedule No. 8, "Service to Other Systems Under Contract."

         6. The parties hereby agree that the agreed upon minimum daily quantity of water shall not be decreased during the term of this Agreement.

         7. All water supplied and delivered to MIDDLESEX pursuant to this Agreement will comply with all primary Federal and State Safe Drinking Water Act requirements. ELIZABETHTOWN will provide notice to MIDDLESEX of any violation in the water supplied to MIDDLESEX of the Maximum Contamination Levels, as required in the Federal and State Safe Drinking Water Acts. ELIZABETHTOWN will provide to MIDDLESEX a copy of New Jersey Department of Environmental Protection Safe Drinking Water Act Water Quality Reports for the ELIZABETHTOWN supply.

         8. ELIZABETHTOWN agrees to provide a continuous, regular and uninterrupted transmission of water, subject to the terms of this Agreement, and subject further to interruptions by reasons of an Act of God, strike, State or Municipal interference or other causes beyond its control. In such event, ELIZABETHTOWN shall not be liable to MIDDLESEX for damages by reason of interruptions in supply of water to MIDDLESEX or its customers as a result of such interruptions unless the same arises out of any gross negligence, breach of warranty or other breach of duty by ELIZABETHTOWN.

         ELIZABETHTOWN agrees to excuse payment obligations of MIDDLESEX if, by reason of an Act of God, strike, State or Municipal interference or other causes outside either party's control, there is a disruption of water being transmitted to MIDDLESEX by ELIZABETHTOWN.

         9. MIDDLESEX shall completely indemnify, protect and save harmless ELIZABETHTOWN from any and all costs, expenses, including legal fees, liabilities, losses, claims, suits and proceedings of whatsoever nature arising out of any negligence, breach of warranty or other breach of duty by MIDDLESEX in relation to the obligations contained herein.

         10. ELIZABETHTOWN shall completely indemnify, protect and save harmless

MIDDLESEX from any and all costs, expenses, including legal fees, liabilities, losses, claims, suits and proceedings of whatsoever nature arising out of any negligence, breach of warranty or other breach of duty by ELIZABETHTOWN in relation to the obligations contained herein.

         11. ELIZABETHTOWN and MIDDLESEX hereby release the other from all claims, liability and performance under the aforesaid contract dated April 28, 1995 as extended by agreement on December 21, 2005, unless such claims or liability shall have accrued by the effective date of this Agreement.

         12. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

         13. This Agreement shall be filed with the Board of Public Utilities of the State of New Jersey and approved by the Department of Environmental Protection of the State of New Jersey, as required.

         IN WITNESS WHEREOF, the ELIZABETHTOWN WATER COMPANY has caused these presents to be signed by its Vice President and its corporate seal to be affixed hereto and attested by its Secretary, and the MIDDLESEX WATER COMPANY, in the County of Middlesex, has caused these presents to be signed by its President and its corporate seal to be affixed hereto and attested by its Secretary, the day and year first written above.


(SEAL) ELIZABETHTOWN WATER COMPANY



ATTEST:                                     By: /s/ Wayne Morgan
                                                ----------------
                                                Wayne Morgan
                                                Vice President- Service Delivery


/s/ Jordan S. Mersky
--------------------
Jordan S. Mersky
Assistant Secretary

(SEAL) MIDDLESEX WATER COMPANY


ATTEST:                                     By: /s/ Dennis W. Doll
                                                ------------------
                                                Dennis W. Doll
                                                President


/s/ Kenneth J. Quinn
--------------------
Secretary